Exhibit 10.4

FIRST AMENDMENT
TO SENIOR SECURED REVOLVING CREDIT AGREEMENT

THIS FIRST AMENDMENT TO SENIOR SECURED REVOLVING CREDIT AGREEMENT, dated as of July 17, 2017 (this “Amendment”), to the Existing Credit Agreement (capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in Article I) is among Owl Rock Capital Corporation, a Maryland corporation (the “Borrower”), the LENDERS party hereto and SUNTRUST BANK, as Administrative Agent.

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders party hereto and the Administrative Agent are parties to the Senior Secured Revolving Credit Agreement, dated as of February 1, 2017 (the “Existing Credit Agreement”), and as amended by this Amendment and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Lenders agree to amend the Existing Credit Agreement, and the Lenders party hereto are willing, on the terms and subject to the conditions hereinafter set forth, to agree to the amendment set forth below and the other terms hereof;

NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1.  Certain Definitions.  The following terms when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Amendment” is defined in the preamble.

“Borrower” is defined in the preamble.

“Credit Agreement” is defined in the first recital.

“Existing Credit Agreement” is defined in the first recital.

“First Amendment Effective Date” is defined in Article III.

SECTION 1.2.  Other Definitions.  Capitalized terms for which meanings are provided in the Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.

ARTICLE II

AMENDMENT TO EXISTING CREDIT AGREEMENT

Subject to the occurrence of the First Amendment Effective Date (as hereinafter defined), Section 6.04 of the Existing Credit Agreement is hereby amended by:

(A)	deleting the word “and” at the end of clause (i);
(B)	replacing the period at the end of clause (j) with the text “; and” in its place; and
(C)	adding the following new clause (k) immediately following clause (j):

“(k)

Investments in Sebago Lake LLC, a joint venture the Borrower has entered into with the Regents of the University of California, so long as (i) after giving effect to each such Investment, the Covered Debt Amount does not exceed the Borrowing Base and (ii) the aggregate amount of Investments under this clause (k) shall not exceed $100,000,000 in the aggregate.”; and

(D) replacing the text “clause (f)” in the last paragraph of Section 6.04 with the text “clause (f) and clause (k)” in its place.

ARTICLE III

CONDITIONS TO EFFECTIVENESS

SECTION 3.1.  Effective Date.  This Amendment shall become effective on the date (the “First Amendment Effective Date”) when the Administrative Agent shall have received  counterparts of this Amendment duly executed and delivered on behalf of the Borrower and each of the Lenders party hereto.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1.  Representations.  The Borrower hereby represents and warrants that (i) this Amendment constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, (ii) upon the effectiveness of this Amendment, no Default or Event of Default shall exist and (iii) its representations and warranties as set forth in the Loan Documents, as applicable, are true and correct in all material respects (except those representations and warranties qualified by materiality or by reference to a material adverse effect, which are true and correct in all respects) on and as of the date hereof as though made on and as of the date hereof (unless such representations and warranties specifically refer to a previous day, in which case, they shall be complete and correct in all material respects (or, with respect to such representations or warranties qualified by materiality or by reference to a material adverse effect, complete and correct in all respects) on and as of such previous day).

SECTION 4.2.  Cross-References.  References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.

SECTION 4.3.  Loan Document Pursuant to Existing Credit Agreement.  This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement, as amended hereby, including Article IX thereof.

SECTION 4.4.  Successors and Assigns.  The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 4.5.  Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronically (e.g. pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 4.6.  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 4.7.  Full Force and Effect; Limited Amendment.  Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the other Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms.  The amendment set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other terms or provisions of the Existing Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of the Borrower.  Upon and after the execution of this Amendment by each of the parties hereto, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

BORROWER:	OWL ROCK CAPITAL CORPORATION

By:
Name:
Title:

LENDERS:	SUNTRUST BANK as Administrative Agent, a Swingline Lender, a Issuing Bank and as a Lender

By:
Name:
Title:

___________________________, as a Lender

By:
Name:
Title: